Exhibit 99.1

ENHANCE NETWORK COMMUNICATION, INC.
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Enhance Network Communications, Inc.

We have audited the accompanying balance sheets of Enhance Network Communications, Inc., (the “Company”) as of June 30, 2009, December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ deficit and cash flows for the six months ended June 30, 2009 and for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enhance Network Communications, Inc.  as of June 30, 2009, December 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the six months ended June 30, 2009 and for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in Note 9 to the financial statements, the Company has not generated profits to date and the possibility the Company will be unable to raise additional capital necessary to operate raises substantial doubt as to its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri
April 2, 2010

ENHANCE NETWORK COMMUNICATION, INC.
BALANCE SHEETS

	June 30,	December 31,	December 31,
	2009	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,100	$51,318	$51,950
Accounts receivable	34,284	105,729	55,528
Prepaid expenses	-	-	28,000
Shareholder loans	-	27,574	-
Total current assets	44,384	184,621	135,478

Fixed Assets
Furniture and equipment	34,387	34,387	9,237
Less: Accumulated depreciation	(16,007)	(10,352)	(884)
	18,380	24,035	8,353
TOTAL ASSETS	$62,764	$208,656	$143,831

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$52,062	$21,563	$856,206
Accrued expenses	2,029	17,210	43,042
Accrued interest - shareholder note payable	123,750	82,500	-
Customer deposits	-	59,200	-
Payable to related party	-	-	-
Loans from shareholders	27,000	-	20,661
Shareholder note payable	825,000	825,000	-
Line of credit	-	45,891	-
Total current liabilities	1,029,841	1,051,364	919,909
Total liabilities	1,029,841	1,051,364	919,909

Commitments and contingencies	-	-	-

STOCKHOLDERS' DEFICIT:
Common stock, $0.001 par value; 1,500 shares authorized, 1,500 issued and outstanding	15	15	15
Additional paid-in capital	49,985	49,985	49,985
Accumulated deficit	(1,017,077)	(892,708)	(826,078)
Total stockholders' deficit	(967,077)	(842,708)	(776,078)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$62,764	$208,656	$143,831

The accompanying notes are an integral part of these consolidated financial statements.

ENHANCE NETWORK COMMUNICATION, INC.
STATEMENTS OF OPERATIONS

	Six Months Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,
	2009	2008	2007

Revenue
Product revenue	$55,643	$702,251	$211,482
Service revenue	171,967	433,764	85,176
Total Revenue	227,610	1,136,015	296,658

Cost of Revenue	89,763	787,210	241,656

Gross profit	137,847	348,805	55,002

Operating expenses:
Wage expense	9,898	11,347	350
Contractor expense	95,760	160,215	2,303
Adminstrative expense	46,165	133,512	865,594
Advertising expense	9,772	19,330	6,604
Depreciation expense	5,655	9,468	884
Total operating expenses	167,250	333,872	875,735
Income from operations	(29,403)	14,933	(820,733)

Non-operating income (expense):
Interest expense	(740)	(1,356)	(281)
Interest expense - shareholder note payable	(41,250)	(82,500)	-
Other income (expense)	-	8,464	(751)
Loss on disposal of assets	(52,976)	-	-
Total non-operating income (expense)	(94,966)	(75,392)	(1,032)

Income (loss) before income tax	(124,369)	(60,459)	(821,765)

Income tax	-	1,167	2,568
Net loss	$(124,369)	$(61,626)	$(824,333)

Weighted average shares outstanding :
Basic	1,500	1,500	1,500
Diluted	1,500	1,500	1,500

Net loss per share:
Basic	$(82.91)	$(41.08)	$(549.56)
Diluted	$(82.91)	$(41.08)	$(549.56)

The accompanying notes are an integral part of these consolidated financial statements.

ENHANCE NETWORK COMMUNICATION, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT

				Retained
			Additional	Earnings	Total
	Common Stock		Paid in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity (Deficit)

Balance January 1, 2007	-	$-	$-	$2,644	$2,644

Issuance of shares of common stock	1,500	15	49,985		50,000
Dividend distribution				(4,389)	(4,389)
Net loss for the year ended December 31, 2007				(824,333)	(824,333)
Balance December 31, 2007	1,500	$15	$49,985	$(826,078)	$(776,078)

Dividend distribution				(5,004)	(5,004)
Net loss for the year ended December 31, 2008				(61,626)	(61,626)
Balance December 31, 2008	1,500	$15	$49,985	$(892,708)	$(842,708)

Net loss for the six months ended June 30, 2009				(124,369)	(124,369)
Balance June 30, 2009	1,500	$15	$49,985	$(1,017,077)	$(967,077)

The accompanying notes are an integral part of these consolidated financial statements

ENHANCE NETWORK COMMUNICATION, INC.
STATEMENTS OF CASH FLOWS

	Six Months Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,
	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(124,369)	$(61,626)	$(824,333)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,655	9,468	884
Expenses paid for by loan	-	-	-
Loss on disposal of assets	52,976	-	-
Increase / (decrease) in current assets:
Forfeiture of cash on change in ownership	(30,526)	-	-
Accounts receivable	37,226	(50,201)	(55,528)
Prepaid expenses	-	28,000	(28,000)
Increase / (decrease) in current liabilities:
Accounts payable	27,358	(9,643)	856,206
Accrued expenses	(15,181)	(25,832)	43,027
Accrued interest - shareholder note payable	41,250	82,500	-
Customer deposits	(59,200)	59,200	-
Net cash provided by (used in) operating activities	(64,811)	31,866	(7,744)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	-	(25,150)	(9,237)
Advances towards loans to shareholders	-	(27,574)	-
Net cash used in investing activities	-	(52,724)	(9,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	-	50,000	-
Repayments of line of credit	(3,407)	(4,109)
Proceeds from loans from shareholders	27,000	61,939	100,661
Repayments of loans from shareholders	-	(82,600)	(80,000)
Dividends paid	-	(5,004)	(4,389)
Issuance of shares of common stock	-	-	50,000
Net cash provided by financing activities	23,593	20,226	66,272

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,218)	(632)	49,291

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	51,318	51,950	2,659

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$10,100	$51,318	$51,950

CASH PAID FOR:
Interest	$740	$1,356	$281
Income taxes	$-	$1,167	$2,568

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Issuance of note payable due to shareholder for payment of Company expenses	$-	$-	825,000

The accompanying notes are an integral part of these consolidated financial statements.

ENHANCE NETWORK COMMUNICATION, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2009
AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

On November 12, 2002, Enhance Network Communication (the “Company”) was incorporated as a "C" Corporation in the State of California.  The Company remained under the ownership of Arman Egbali until April 14, 2009 when it was purchased by Mr. Aubrey C. Brown, as a Stock Purchase, for $200,000.  There were no changes to the business model following the purchase by Mr. Brown.

Enhance Network Communication is a Systems Integrator that provides VoIP and other Data Communication products and solutions to SMB mostly within the San Francisco Bay Area and the State of Hawaii.  The Company sells principally to education clients in the K - 12 education market.  We provide both hardware and the implementation and installation services necessary to provide a turn-key system to our customer.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of June 30, 2009, December 31, 2008 and December 31, 2007, the Company had $0 in deposits in excess of federally-insured limits.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over the following useful lives:

Computer equipment	3 years
Office furniture and fixtures	5 years
Office equipment	3 years

Intangible and Long-Lived Assets

The Company follows FASB ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through June 30, 2009, the Company had not experienced impairment losses on its long-lived assets.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

On January 1, 2008, the Company adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.” FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with FASB ASC 815.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” now known as ASC Topic 825-10 “Financial Instruments.” ASC Topic 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FASB ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted FASB ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Segment Reporting

FASB ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2009, December 31, 2008 and December 31, 2007.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations. The Company’s net operating loss carry forward at June 30, 2009, December 31, 2008 and December 31, 2007 is approximately $1,017,000, $893,000 and $826,000, respectively.

Net Earnings (Loss) Per Share

Earnings per share is calculated in accordance with the FASB ASC 260-10, “Earnings Per Share.” Basic earnings (loss) per share is based upon the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At June 30, 2009, December 31, 2008 and December 31, 2007, no potentially dilutive shares were outstanding.

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

NOTE 2 – FIXED ASSETS

The following is a summary of fixed assets:

	June 30,	December 31,	December 31,
	2009	2008	2007
Computer equipment	$18,380	18,380	6,989
Office furniture and fixtures	1,148	1,148	1,148
Office equipment	14,860	14,860	1,101
	$34,387	34,388	9,238
Less accumulated depreciation	(16,007)	(10,353)	(885)
Fixed assets, net	$18,380	24,035	8,353

Depreciation expense for the six months ended June 30, 2009 was $5,655. Depreciation expense for the years ended December 31, 2008 and 2007 was $9,468 and $885, respectively.

NOTE 3 – LINE OF CREDIT

Washington Mutual Bank Line of Credit

In 2008, the Company had a line of credit with Washington Mutual Bank. The Company had a balance on this line of credit of $45,891 at December 31, 2008. On March 31, 2009, the Company’s owner entered into a Sales Agreement whereby he sold 100% of his common stock to another individual. As part of the Sales Agreement, the line of credit was retained by the Seller and was no longer the liability of the Company. See Note 5.

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has 1,500 shares of Common stock authorized at June 30, 2009, December 31, 2008 and December 31, 2007.  There were 1,500 shares outstanding at June 30, 2009, December 31, 2008 and December 31, 2007, respectively.

NOTE 5 – LOSS ON DISPOSAL

On April 15, 2009, the Company’s previous 100% stockholder (“the Seller”) entered into a Sales Agreement to sell 100% of his common stock to another individual (the “Purchaser”). Under the terms of the agreement, the parties agreed that the Seller would retain certain assets and assume certain liabilities in exchange for the purchase price. The net assets retained by the Seller amounted to $52,976. Accordingly, the Company recorded a loss on disposal of assets during the six months ended June 30, 2009.

NOTE 6 – COMMITMENTS

The Company rents 642 square feet of office space for its main corporate office in San Jose, California on a lease that runs through April 30, 2010.  The amount of future lease payments due from July 1, 2009 through April 30, 2010 under this agreement is $11,880.

The Company pays for use of a virtual office in Cupertino, California on a month-to-month basis. The virtual office provides a telephone answering service, receptionist, mail and package service, other administrative services and unlimited, exclusive access to a conference room. Monthly rent for this space is $149.

The Company pays for use of a virtual office in Cupertino, California on a month-to-month basis. The virtual office provides a telephone answering service, receptionist, mail and package service, other administrative services and unlimited, exclusive access to a conference room. Monthly rent for this space is $163.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related Party Loans Payable

The following is a summary of related party loans payable:

	June 30, 2009	December 31, 2008	December 31, 2007
Assets
Loans to shareholders	$-	$27,574	$-

Liabilities
Loans from shareholders	$27,000	$-	$20,661
Shareholder Note Payable	$825,000	$825,000	$-

Loans to/from Shareholders

During 2007, the Company’s sole stockholder advanced the Company approximately $100,000 in the form of interest-free loans. The Company repaid a portion of the loans and the balance at December 31, 2007 was $20,661 in the accompanying balance sheet. In 2008, the Company advanced the same stockholder $27,574 as an interest-free loan. The entire balance of $27,574 remained outstanding as loan to shareholder at December 31, 2008.

At June 30, 2009, the Company owed $27,000 to a business that is 100% owned by the current shareholder of the Company, which represents cash advanced to the Company, on an interest-free basis, to aid in financing the purchase of the Company in accordance with Note 5.

Shareholder Note Payable

On January 7, 2008, the Company entered into a promissory note with a related party, who became the sole shareholder as of April 15, 2009 (see Note 5) in the amount of $825,000. The promissory note represents the value of expenses paid on behalf of the Company during 2007. The note accrued interest at 10% per annum, and matured on January 7, 2009. The note remains unpaid as of June 30, 2009 and is in default. The balance on the note was $825,000, $825,000 and $0 as of June 30, 2009, December 31, 2008 and December 31, 2007, respectively.

Interest expense on the note was $41,250 for the six months ended June 30, 2009, and $82,500 and $0 for the years ended December 31, 2008 and 2007, respectively.

NOTE 8 – SUBSEQUENT EVENTS

Sale of Common Stock to NuMobile, Inc.

On September 17, 2009 (the "Closing Date"), NuMobile, Inc. (“NuMobile”) entered into a stock purchase agreement (the "Purchase Agreement") with the Company. Pursuant to and upon the closing of the Purchase Agreement, on the Closing Date, NuMobile purchased from the Company’s shareholders 1,500 shares of the Company’s common stock, representing 100% of the Company’s outstanding common stock. Pursuant to the Purchase Agreement, the Company shareholders issued to NuMobile a note in the principal amount of $5,000,000 (the "Note”). $1,000,000 of the principal amount of the Note (the "Initial Principal Amount") will be due and payable on September 9, 2010. NuMobile's obligation to repay the remaining $4,000,000 principal amount of the Note (the "Final Principal Amount") is conditioned upon the Company’s meeting certain revenue benchmarks.

NOTE 9 – GOING CONCERN

The Company has not generated net profit to date.  This factor among others raises considerable doubt the Company will be able to continue as a going concern. The Company’s continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing.  The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.  Management plans to relieve these problems with the sale of its stock to NuMobile, Inc. discussed in Note 8.